Exhibit (21)

CTS CORPORATION AND SUBSIDIARIES

As of December 31, 2022

CTS Corporation (Registrant), an Indiana corporation

Subsidiary:	Jurisdiction
CTS Corporation	Delaware
CTS Automotive Holdings, L.L.C.	Delaware
CTS Advanced Materials, L.L.C.	Delaware
CTS Electronic Components, Inc.	Delaware
LTB Investment Corporation	Delaware
Filter Sensing Technologies, Inc.	Delaware
Tusonix, LLC.	Arizona
CTS Electronic Components (California), Inc.	California
CTS Printex, Inc.	California
CTS Automotive, L.L.C.	Illinois
CTS Automotive Holdings 2, L.L.C.	Illinois
CTS SRL-CV Holdings 1, L.L.C.	Illinois
CTS Valpey Corporation	Maryland
Dynamics Corporation of America	New York
CTS Czech Republic S.R.O.	Czech Republic
CTS Europe GmbH	Germany
CTS Electronic Hong Kong Limited	Hong Kong Special Administrative Region of the People’s Republic of China
CTS India Private Limited	India
CTS Japan, Inc.	Japan
CTS Electro de Mexico S. DE R.L. DE C.V.	Mexico
CTS International B.V.	The Netherlands
CTS Overseas Holdings B.V.	The Netherlands
CTS (Tianjin) Electronics Co., Ltd.	People’s Republic of China
CTS (Zhongshan) Technology Co. Ltd.	People’s Republic of China
CTS of Canada Co.	Province of Nova Scotia (Canada)
CTS of Canada Holding Co.	Province of Nova Scotia (Canada)
CTS of Canada GP, Ltd.	Province of Ontario (Canada)
CTS of Canada L.P.	Province of Ontario (Canada)
CTS Components Taiwan, Ltd.	Republic of China
CTS Electro de Matamoros, S de R.L. de C.V.	Mexico
Technologia Mexicana, S de R.L. de C.V.	Mexico
CTS of Panama, S de R.L.	Republic of Panama
CTS Singapore Pte. Ltd.	Republic of Singapore
CTS Corporation U.K. Limited	Scotland
CTS Corporation Denmark A/S	Denmark
Ferroperm Piezoceramics A/S	Denmark
CTS Ceramics Czech Republic S.R.O.	Czech Republic
MAQ Holdings PTE. Ltd.	Republic of Singapore
Quality Thermistor, Inc.	Idaho
Tecate Assembly Services, Inc.	Idaho
Tecate Investments, LLC	Delaware
Tecate Holdings, LLC	Delaware

TEWA Sensors LLC	Utah
Componentes de Calidad, S. de R.L. de C.V.	Mexico
Sensor Scientific, Inc	New Jersey
Sensor Scientific Phils., Inc	Republic of Philippines
CTS NA Services, S. de R.L. de C.V.	Mexico
TEWA Temperature Sensors sp. zo.o	Poland